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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549





                               ________________




                                   FORM 8-K



                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of Earliest Event Reported)  August 27, 1999



                                 ____________



                          LOCKHEED MARTIN CORPORATION

            (Exact name of registrant as specified in its charter)




             Maryland                       1-11437              52-1893632
(State or other jurisdiction of    (Commission File Number)    (IRS Employer
     Incorporation)                                          Identification No.)


6801 Rockledge Drive, Bethesda, Maryland           20817
(Address of principal executive offices)         (Zip Code)



                                (301) 897-6000
             (Registrant's telephone number, including area code)



                                 ____________



                                 Not Applicable
            (Former name or address, if changed since last report)



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Item 5.  Other Events

    Lockheed Martin Corporation ("Corporation") is filing this Current Report on Form 8-K to report that it has previously disclosed that it had negotiated terms with the Antitrust Division of the Department of Justice (the "Antitrust Division") which could form the basis of a consent order that would resolve concerns raised by the staff of the Antitrust Division in the HSR Act antitrust review process as to the Corporation's simultaneous ownership of shares of Loral Space & Communications Ltd. ("Loral Space") and, following the consummation of the tender offer for shares of COMSAT Corporation ("COMSAT"), of COMSAT. As the proposed consent order contemplated the divestiture of the Corporation's equity holdings of Loral Space, the Corporation also disclosed that its willingness to enter into a consent order reflecting the terms negotiated was conditioned upon the Corporation reaching certain agreements with Loral Space that would offer the Corporation assurances satisfactory to it that it could accomplish the divestiture in accordance with the terms and conditions and within the time periods contemplated by the proposed consent order. The Corporation has been unable to obtain these assurances.

     In addition, the Corporation and COMSAT have previously disclosed that, in response to their filings with the Antitrust Division of the notices required by the HSR Act, each had received from the Antitrust Division a request for additional information. The receipt of such requests extends the HSR Act waiting period (prior to which the companies may not complete the Corporation's tender offer for COMSAT stock or the subsequent merger of the Corporation and COMSAT without violating the antitrust laws) until the 20th calendar day after each of the Corporation and COMSAT substantially complies with the request directed to it. Also disclosed was that the Corporation and COMSAT had each provided data to the Antitrust Division responsive to the requests for additional information but that neither had supplied all of the information requested. In view of the status of the Corporation's discussions with Loral Space, the Corporation and COMSAT determined to provide the Antitrust Division with the remaining materials responsive to the requests for additional information.

     Each of the Corporation and COMSAT supplied the additional materials and, on August 27, 1999, each certified that it was in substantial compliance with the request directed to it. In conjunction with the production by the Corporation and COMSAT of the additional information and the certifications of substantial compliance, the staff of the Antitrust Division has requested depositions of representatives of the Corporation and COMSAT. Substantial compliance with the Antitrust Division's requests for information starts the running of a 20 calendar day waiting period which the Corporation anticipates will expire at midnight New York City Time on September 16, 1999. The Antitrust Division has the authority to terminate this waiting period early. If, prior to the expiration of the waiting period, the Antitrust Division does not challenge compliance by either or both companies with the Antitrust Division's requests for information, the waiting period will expire. In addition, the Antitrust Division has the authority to bring an action alleging that the proposed transactions would be likely to lessen competition in violation of the antitrust laws. The expiration or termination of the waiting period is one of the conditions to the Corporation's tender offer for shares of COMSAT stock.

     Neither the Corporation nor COMSAT knows whether the Antitrust Division will terminate the waiting period early, will allow the period to expire or will challenge compliance by either or both companies with the Antitrust Division's requests for information, or will elect to bring an action challenging the transactions as violating the antitrust laws before the expiration of the waiting period.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          LOCKHEED MARTIN CORPORATION


                                          /s/ Marian S. Block
                                         -----------------------------------
                                          Marian S. Block
                                          Vice President, Associate General
                                          Counsel and Assistant Secretary


September 7, 1999